UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

Lorillard, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	27408-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2010, Lorillard, Inc. (the “Company”) announced that Anthony B. Petitt was named Vice President, Controller and Chief Accounting Officer, succeeding Thomas R. Staab, current Senior Vice President, Finance and Chief Accounting Officer. Mr. Staab, who has been employed with the Company and its subsidiaries for the past 12 years, plans to retire and will terminate his employment, effective November 1, 2010.

Mr. Petitt, 39, previously served as Vice President, Controller and Chief Accounting Officer of Whirlpool Corporation (“Whirlpool”) since February 2008, and as Assistant Corporate Controller from March 2007 to February 2008. Prior to joining Whirlpool, Mr. Petitt joined Kforce Inc. (“Kforce”), a specialty staffing firm, in January 2005 and served as Vice President and Chief Accounting Officer of Kforce from May 2005 to March 2007. Mr. Petitt served as Director, Accounting Operations for Watkins Motor Lines, Inc. from February 2002 to January 2005. Mr. Petitt began his career as a certified public accountant with Arthur Andersen LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor

David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: August 25, 2010

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